Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 23, 2009 relating to the financial statements of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected historical financial data” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Hartford, Connecticut
December 28, 2009